UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                 Date of Report
                (Date of earliest event reported): April 12, 2001



                            BARNWELL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                    1-5103                   72-0496921
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)            File Number)            Identification No.)




            1100 Alakea Street, Suite 2900, Honolulu, Hawaii    96813
                (Address of Principal Executive Offices)     (Zip Code)



                                (808) 531-8400
             (Registrant's telephone number, including area code)




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Item. 2  Acquisition or Disposition of Assets
         ------------------------------------

      On April 12, 2001, Barnwell Kona Corporation ("BKC"), a wholly owned subsidiary of Barnwell Industries, Inc. (referred to herein, together with its subsidiaries, as "Barnwell" or the "Company"), acquired a 55.2% interest in Cambridge Hawaii Limited Partnership ("CHLP"). CHLP is a Hawaii limited partnership whose only significant asset is a 49.9% interest in Kaupulehu Developments ("KD"), a Hawaii general partnership. Barnwell Hawaiian Properties, Inc., a wholly owned subsidiary of Barnwell, presently owns a 50.1% interest in KD.

      KD holds leasehold rights in approximately 2,100 acres of land located adjacent to and north of the Four Seasons Resort Hualalai at Historic Ka'upulehu. These approximately 2,100 acres are located between the Queen Kaahumanu Highway and the Pacific Ocean, approximately six miles north of the Kona International Airport in the North Kona District of the Island of Hawaii. KD also owns development rights in approximately 80 acres of residential zoned leasehold land adjacent to the Hualalai Golf Club and a second golf course currently under construction, both of which are part of the Four Seasons Resort Hualalai at Historic Ka'upulehu.

      BKC purchased the 55.2% interest in CHLP by payment of $2,791,000 in cash and signing a non-interest bearing note for $2,209,000 due January 31, 2002. The Company negotiated the purchase price based on an internal assessment of the value of KD's leasehold and development rights. This interest in CHLP was purchased from three limited partnerships and several individual investors each of which held partnership interests in CHLP (the "Sellers"). Mr. Terry Johnston, who previously indirectly owned 14.9% of CHLP and was the president of the general partner of CHLP, purchased an additional 28.9% interest in CHLP. Mr. Johnston is a member of the Board of Directors of Barnwell. In conjunction with the Company's and Mr. Johnston's purchases of the CHLP interests, the Company is jointly and severally liable with Mr. Johnston for the payment of the $2,209,000 note mentioned above and Mr. Johnston's $1,158,000 non-interest bearing note to the Sellers due on January 31, 2002. Additionally, the Company has loaned Mr. Johnston, interest free, $1,463,000 due January 31, 2002. Mr. Johnston has pledged both his original interest in CHLP and his newly acquired interest in CHLP as security for this loan. Both the cash payment at closing and the loan to Mr. Johnston were funded entirely from the Company's cash flow from operations.

      As a result of this transaction, Mr. Johnston owns approximately 43.8% of CHLP and the Company owns approximately 55.2% of CHLP. The Company's newly acquired interest in CHLP, together with the Company's current 50.1% indirect interest in KD held by Barnwell Hawaiian Properties, Inc., a wholly owned subsidiary of Barnwell, results in the Company owning a 77.6% interest in KD. The accounts of CHLP will be included in the Company's consolidated financial statements from the acquisition date using the purchase method of accounting.

      Except for historical information contained herein, the statements made in this Form 8-K constitute forward-looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including those risks detailed in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 filed with the Securities and Exchange Commission.




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                                    SIGNATURE
                                    ---------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BARNWELL INDUSTRIES, INC.
-------------------------
(Registrant)


/s/ Russell M. Gifford
----------------------------
Russell M. Gifford
Executive Vice President and
Chief Financial Officer

Date:   April 24, 2001